                                                                    EXHIBIT 10.1


                              PINNACLE MICRO, INC.
                              19 Technology Drive
                            Irvine, California 92618

                                December 8, 1996


Mr. Scott A. Blum
30282 Anamonte
Laguna Niguel, CA 92677


Mr. William F. Blum
28300 Alava
Mission Viejo, CA 92692


      Re:   Stand-still and Voting Agreement with Pinnacle Micro, Inc.
            ----------------------------------------------------------

Gentlemen:

      1. The purpose of this letter is to confirm the agreements set forth below between Pinnacle Micro, Inc. (the "Company") and each of Scott A. Blum, William F. Blum, individually and as trustee and/or settler of certain revocable trusts (individually a "Blum Family Trust" and collectively the "Blum Family Trusts") (each a "Stockholder") relating to the Stockholders' ownership of common stock of the Company ("Common Stock"), Board representation and related matters.

      2. Each Stockholder agrees not to acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any Common Stock, any other securities issued by the Company, a material portion of the Company's assets or property, any equity interest in the Company or any options or other rights to purchase any such securities, assets, property or equity interest (other than property transferred by the Company in the ordinary course of business), except for

             (a)    Common Stock owned by it as of the date of this letter,

             (b) with respect to Scott Blum, any options that may be granted to him in connection with his proposed severance agreement with the Company,

             (c) Common Stock acquired pursuant to the exercise of options it already owns; or
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                                                      EXHIBIT 10.1 (CONTINUED)


             (d) transfers from one Stockholder to another. Sales under the registration statement described below will not be limited by this Agreement.

      3. Each Stockholder further agrees that, without the prior written approval of the Company's Board of Directors, it will not

             (a) propose to enter into or negotiate or agree for the Company to enter into, directly or indirectly, any merger or business combination involving the Company or an agreement concerning the possible sale or purchase of, directly or indirectly, a material portion of the assets of the Company,

             (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company,

             (c) form, join or in any way participate in a partnership, limited partnership, syndicate or a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any acquiring, holding, voting or disposing of securities of the Company,

             (d) otherwise act, alone or in concert with others, to seek to change, control or influence the membership of the Board of Directors, the management or policies of the Company or for the purpose of acquiring, holding, voting or disposing of Common Stock or other securities, assets, or property of the Company or an equity interest in the Company,

             (e) without the consent of the Board of Director's seek to call or assist any other person to call, a special meeting of the Company's stockholders or

             (f) advise, assist or encourage any other persons in connection with any of the foregoing.

      Actions by William Blum as a director will not be subject to these restrictions.

      4. Each Stockholder also agrees not to bind or obligate the Company and not to sign any contracts, agreements or other documents or incur any expense, liability or obligation or make any other commitments on behalf of the Company, and not to negotiate or attempt to negotiate on behalf of the Company, and not to solicit any person or entity for any possible sale of the Company.

      5. Each Stockholder also agrees that until the earlier of (i) the first anniversary of the date of this letter and (ii) the date on which the Stockholder no longer owns, directly or indirectly, any Common Stock or options to acquire Common Stock, the Stockholder will vote all shares of Common Stock owned by it and all other shares of Common Stock the voting of which is in its control in favor of the slate of directors recommended by the Company's Board of Directors and on all matters, except those described in clause 3(a) above, as recommended by the Company's Board of Directors. The Company agrees to include on the slate up to two (2) director(s) to be recommended by the Stockholders (acting through William F. Blum) that are reasonably acceptable to the Company's Board of Directors and confirms that William F. Blum is acceptable. Stockholders agree not to recommend any person related to any Stockholder by birth or marriage except for William F. Blum. Any shares sold under a "shelf" registration statement will not be subject to this voting requirement after the sale.

      6. In return for the agreements set forth above, the Company agrees that within a reasonable time after it files its Form 10-K for the fiscal year ending December 28, 1996, the Company will file with the Securities and Exchange Commission a "shelf" registration statement providing for the orderly sale, in the public market, of up to all shares of Common Stock owned by the Stockholders (with the number of such shares to be specified by William F. Blum on behalf of the Stockholders except that Scott Blum may require the inclusion of up to all shares owned directly by him), pursuant to a registration rights agreement to be entered into by the Company and the Stockholders. The registration rights agreement will include customary terms (including customary indemnification provisions and Company's agreement to keep the shelf registration effective for one year) and will provide that all costs relating to the registration customarily paid by stockholders in secondary offerings will be borne by the Stockholders; provided however that the Stockholders will not be required to reimburse the Company for the time spent by the Company's directors, officers and other employees devoted to the preparation and filing of the registration statement, or for any fees charged by the Company's outside accountants except for a reasonable and customary fee for (i) consenting to the inclusion of such accountants' opinion in the registration statement, or (ii) furnishing a "cold comfort" letter requested by underwriters if Stockholders decide to retain an underwriting firm.

      7.     Stockholders hereby agree that the Secretary of the Company and the inspector of election at any meeting of the Company's stockholders may treat this Agreement or a copy hereof as a valid proxy in favor of the proxy holders named by the directors. Stockholders understand that the proxy hereby granted is not revocable.
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                                                      EXHIBIT 10.1  (CONTINUED)


      8. Stockholders will likely learn of material non-public information regarding the Company. Accordingly, Stockholders agree to keep the information confidential and agree not to use it to the detriment of the Company. Stockholders are advised that receipt of such information may interfere with their ability to trade in securities of the Company and other companies that are the subject of the information.

      9. Scott Blum resigns as a director of the Company and confirms he has resigned as an officer and employee. He agrees he waived notice of and consented to the holding of, a special meeting of the board of directors of the Company on December 8, 1996.

      10. Please confirm and acknowledge your agreement with all of the provisions set forth above by executing and returning the copy of this letter included herewith to Jonathan Eddison, Esq., Pinnacle Micro, Inc., 19 Technology Drive, Irvine 92618, via facsimile at (714) 789-3045 and followed by mail or courier, with a copy to Peter J. Tennyson, Esq., Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Seventeenth Floor, Irvine 92626-1924 (facsimile 714-979-1921).


                                                   Sincerely,


     /s/ DARYL WHITE                               /s/ KENNETH C. CAMPBELL
----------------------------                    ------------------------------
         Daryl White                                   Kenneth C. Campbell
          Chairman                                           President


ACKNOWLEDGED, CONFIRMED AND AGREED

/s/ Scott A. Blum


/s/ William F. Blum

      Scott Blum and William Blum hereby confirm that they are signing on behalf of all trusts established by either of them for any stock now or formerly held by either of them, and confirm that they have authority to do so, and have not appointed any other trustees, agents or other representatives to vote, control or sell any shares of Pinnacle Micro, Inc.